As filed with the Securities and Exchange Commission on December 12, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BONTAN CORPORATION INC.

(Exact name of Registrant as Specified in its Charter)

PROVINCE OF ONTARIO, CANADA

 NOT APPLICABLE

       (State of Incorporation)

(I.R.S. Employer Identification Number)

47 AVENUE ROAD, SUITE 200, TORONTO, ONTARIO, CANADA M5R 2G3

 (Address of principal executive offices) (Zip code)

2007 CONSULTANT STOCK COMPENSATION PLAN

(Full Title of the Plan)

Messerli & Kramer P.A.

1800 Fifth Street Towers

150 South Fifth Street

Minneapolis, Minnesota  55419

612-672-3600

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Name of the plan	Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share	Proposed maximum aggregate Offering Price	(2)	Amount of Registration Fee

2007 Consultant Stock Compensation Plan	Common stock no par value	1,000,000	(1)	$0.21	$210,000.00		$6.45

(1)

This Registration Statement also covers any additional shares of Common Stock which become issuable under the 2007 Consultant Stock Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2)

Calculated solely for purposes of this offering under Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, based on the closing price of Registrant's Common Stock as listed on the OTC Bulletin Board on November 26, 2007.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of registering an additional 1,000,000 shares of Common Stock of Bontan Corporation Inc.  (the "Registrant") issuable pursuant to the Registrant's 2007 Consultant Stock Compensation Plan.  The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 16, 2007 (Registration No. 333-139995) is incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a)

The Registrant's Annual Report on Form 20-F for its fiscal year ended March 31, 2007 filed May 29, 2007;

(b)

The Registrant's current reports on Form 6-K filed on May 30, 2007, August 29, 2007, September 12, 2007 and September 18, 2007;

(c)

The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 20-F, as amended, as filed on August 1, 2000.

All documents subsequently filed by the Registrant under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which states that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective filing dates of those documents.  Any statement in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superceded to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference modifies or supercedes the statement.  Any statement so modified or superceded will not be deemed, except as modified or superceded, to be a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit No.

Description

5.1

Opinion of Messerli & Kramer P.A.

1.1

Consent of Messerli & Kramer P.A. (included in Exhibit 5.1).

23.2

Consent of Schwartz Levitsky Feldman LLP, Chartered Accountants.

24.1

Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on December 12, 2007.

BONTAN CORPORATION INC.

By: /s/ Kam Shah_________________________

Kam Shah

Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kam Shah as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE

TITLE

___/s/ Kam Shah________________

          Chief Executive Officer, Chief Financial Officer, and Director

Kam Shah

          (Principal Executive Officer and Principal Financial and Accounting Officer)

Date:

December 12, 2007

___/s/ Dean Bradley______________

Director

Dean Bradley

Date:

    December 12, 2007

__/s/ Brett Rees__________________

Director

Brett Rees

Date:

December 12, 2007

EXHIBIT 5.1

December 12, 2007

Bontan Corporation Inc.
47 Avenue Road, Suite 200
Toronto, Ontario, Canada M5R 2G3

          Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

You have requested our opinion as your special U.S. securities counsel with respect to certain matters in connection with the filing by Bontan Corporation Inc. (the "Company") of the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the sale of up to 1,000,000 shares of the Company's common stock (the "Common Stock") for possible issuance under the Company's 2007 Consultant Stock Compensation Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments, as we deem necessary as a basis for this opinion.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and execution and delivery of all documents, where execution and delivery are a prerequisite to the effectiveness thereof.

We advise you that we are licensed to practice in Minnesota.  Accordingly, our opinion assumes that the provincial laws of Ontario and the federal laws of Canada would yield the same opinion as application of the laws of the State of Minnesota and the federal laws of the United States.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Common Stock, when issued in accordance with the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Messerli & Kramer P.A.

/s/ Messerli & Kramer P.A.

EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

BONTAN CORPORATION INC

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2007 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2007.

Schwartz Levitsky Feldman LLP

/s/ Schwartz Levitsky Feldman LLP

Toronto, Ontario Canada

December 12, 2007